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                                                                     MORGAN
                                                                     &
                                                                     COMPANY
                                                                     CHARTERED
                                                                     ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Delbrook Corporation on Form SB-2/A-1 of our Auditors' Report, dated February 18, 2002, on the balance sheet of Delbrook Corporation as at January 31, 2002, and the related statements of loss and deficit, cash flows, and stockholders' equity for the period from inception on December 21, 2001 to January 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                      /s/ Morgan  &  Company
June  7,  2002                                          Chartered  Accountants




Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1